UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2016

ACUCELA INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	000-55133 (Commission File Number)	02-0592619 (IRS Employer Identification No.)

1301 Second Avenue, Suite 4200
Seattle, Washington 98101
(Address of principal executive offices, including zip code)

(206) 805-8300
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 28, 2016 (Japan Standard Time), Acucela Inc. (the “Company”) issued a press release announcing that in connection with its proposed redomicile transaction the Tokyo Stock Exchange (“TSE”) approved the listing of the common stock of Kubota Pharmaceutical Holdings Co., Ltd. (“Kubota Holdings”) on the Mothers market of the TSE under the security code “4596.” The Company anticipates that the final trading date of its common stock on the TSE will be November 25, 2016 (Japan Standard Time) and that Kubota Holdings’ common stock will be listed and commence trading on the TSE Mothers market on December 6, 2016 (Japan Standard Time). A copy of the press release is filed as Exhibit 99.1 and is incorporated by reference herein.

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are identified by such words as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “may” and words of similar import and are based on current expectations that involve risks and uncertainties, such as the Company’s plans, objectives, expectations and intentions. All statements other than historical or current facts, including, without limitation, statements about the anticipated timing of the proposed redomicile transaction, including the delisting of the Company’s shares and listing and commencement of trading of Kubota Holdings’ shares, are forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These statements, like all statements in this report, speak only as of their date.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
Exhibit Number	Description
99.1	Press release dated October 27, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUCELA INC.
Date: October 28, 2016

	By:	/s/ John E. Gebhart
John E. Gebhart
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated October 27, 2016.